EXHIBIT 99.1

NEWS RELEASE
(For Immediate Release)

GENERAL FINANCE CORPORATION REPORTS THIRD QUARTER AND FIRST NINE MONTHS OF FISCAL YEAR 2011 CONSOLIDATED RESULTS

CONTINUING REVENUE GROWTH AND OPERATING PROFIT IMPROVEMENT

Pasadena, CA – May 12, 2011 - General Finance Corporation (“General Finance” and, with its consolidated subsidiaries, the “Company”) (NASDAQ: GFN, GFNCL and GFNCZ) today announced its consolidated financial results for the third quarter (“QE3”) and nine months (“YTD”) of the fiscal year ending June 30, 2011 (“FY 2011”). The consolidated results include RWA Holdings Pty Limited and subsidiaries (“Royal Wolf”), the leading provider of portable storage solutions in Australia and New Zealand, and Pac-Van, Inc. (“Pac-Van”), a key provider of modular buildings and mobile office units in the United States.

QE3 FY 2011 Results

•	Total revenues were $43.3 million in QE3 FY 2011, a 12% increase over QE3 of the fiscal year ended June 30, 2010 (“FY 2010”);
•	Leasing revenues were $22.8 million in QE3 FY 2011, an 18% increase over QE3 FY 2010;
•	Leasing revenues comprised 53% of total revenues in QE3 FY 2011versus 50% in QE3 FY 2010;
•	Sales revenues were $20.5 million in QE3 FY 2011, a 7% increase over QE3 FY 2010;
•	Adjusted EBITDA (1) was $9.2 million in QE3 FY 2011, an increase of approximately 19% over QE3 FY 2010;
•	Adjusted EBITDA margin as a percentage of total revenues was 21% in QE3 FY 2011 versus 20% in QE3 FY 2010;
•	Interest expense increased to $4.8 million in QE3 FY 2011 from $3.9 million in QE3 FY 2010; and
•	Foreign currency exchange gains and other were $0.1 million for QE3 FY 2011 versus $0.6 million for QE3 FY 2010.

YTD FY 2011 Results

•	Total revenues were $131.7 million in YTD FY 2011, a 17% increase over YTD FY 2010;
•	Leasing revenues were $65.6 million in YTD FY 2011, a 14% increase over YTD FY 2010 ;
•	Leasing revenues comprised 50% in YTD FY 2011 versus 51% in YTD FY 2010;
•	Sales revenues were $66.1 million in YTD FY 2011, a 20% increase over YTD FY 2010;
•	Adjusted EBITDA was $27.1 million, a 17% increase over YTD FY 2010;
•	Adjusted EBITDA margin as a percentage of total revenues was 21% in both YTD FY 2011 and YTD FY 2010;
•	Interest expense increased to $13.4 million in YTD FY 2011 from $11.8 million in YTD FY 2010; and
•	Foreign currency exchange gains and other were $4.6 million in YTD FY 2011 versus $3.7 million in YTD FY 2010.

(1) Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA” and “adjusted EBITDA”) are supplemental measures of performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).  Adjusted EBITDA (which adds back share-based compensation expense) is a non-U.S. GAAP measure, is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of liquidity.  We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of our adjusted EBITDA when reporting their results.

Key Financial Highlights

•
When comparing March 31, 2011 with June 30, 2010, days sales outstanding in trade receivables improved  to 41 days from 43 days at Royal Wolf and lengthened to 63 days from 53 days at Pac-Van, respectively;

•	Inventories, excluding the effect of foreign currency translation into the U.S. dollar reporting currency, decreased by $1.8 million from June 30, 2010 to March 31, 2011;
•	The utilization rate of the total lease fleet, on a unit basis, increased to 81% at March 31, 2011 from 79% at June 30, 2010;
•
Net capital expenditures for the lease fleet were $15.3 million during YTD FY 2011 versus a negative $2.4 million during YTD FY 2010, reflecting the Company’s investment to meet the increasing demand in the Asia-Pacific area;

•	During YTD FY 2011, outstanding borrowings, excluding the effect of foreign currency translation into the U.S. dollar reporting currency, were reduced by $6.2 million;
•	On May 9, 2011, Pac-Van entered into an amendment to, among other things, waive noncompliance at quarter end of the senior leverage ratio covenant of its senior credit facility ; and
•
Trailing twelve-month (“TTM”) total revenues through March 31, 2011 were $175.1 million ($55.5 million in the United States and $119.6 million in the Asia-Pacific area) and, through March 31, 2011, TTM adjusted EBITDA was $35.4 million ($8.3 million in the United States and $27.1 million in the Asia-Pacific area).

•
Business Overview

Ronald Valenta, General Finance’s President and Chief Executive Officer stated, “Trends we have seen at the beginning of the year continued as total revenues increased by 12% during the third quarter over the prior year.  More importantly, we continue to meet one of our primary objectives, the improvement of leasing revenues, which increased 14% year-to date and 18% in the quarter.  With increased demand for our container products, particularly in the Asia-Pacific area, we have seen our composite utilization rate increase to 81% at quarter end.  Together with our continued focus on cost disciplines, our operating profit has increased in the current fiscal year.”

Charles Barrantes, General Finance’s Executive Vice President and Chief Financial Officer added, “Royal Wolf’s business in the Asia-Pacific area continued to drive our improved operating results through the third quarter.  We believe the Australian economy will continue to support this trend and we will continue to invest in our lease fleet to meet the increasing demand there.  In the United States, we have carefully monitored our capital spending and costs and reduced our borrowings by over $7,000,000 since year end, but the market has remained weak in our modular and mobile office business.  This weakness contributed the need to amend Pac-Van’s senior credit facility and the senior lenders were supportive of our business and in the need to make this amendment.”

Mr. Valenta then concluded, “Last month, we announced our intentions to undertake an Australian initial public offering of a noncontrolling interest of Royal Wolf.  If successful, this event would allow us to effectively recapitalize our consolidated financial position and provide the foundation for further growth.  We look forward to reporting the process of this endeavor as significant events transpire.”

Conference Call

A conference call is scheduled for Monday, May 16th, at 8:30 a.m. PDT (11:30 am EDT) to discuss the operating results.  The conference call number for U.S. participants is (866) 901-5096, the conference call number for participants outside the U.S. is (706) 643-3717 and the conference ID number for both conference call numbers is 63752151.  A replay of the conference call may be accessed through May 30, 2011 by U.S. callers by calling (800) 642-1687 or by callers outside the U.S. by calling (706) 645-9291; both U.S. callers and callers outside of the U.S. will utilize conference ID number 63752151 to access the replay of the conference call.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES Consolidated Statements of Operations (In thousands, except share and per share data) (Unaudited)
	Quarter Ended March 31,		Nine Months Ended March 31,
	2010	2011	2010	2011

Revenues
Sales	$19,234	$20,537	$55,135	$66,087
Leasing	19,251	22,785	57,715	65,597
	38,485	43,322	112,850	131,684

Costs and expenses
Cost of sales (exclusive of the items shown separately below)	15,311	15,829	42,865	50,085
Direct costs of leasing operations	6,426	8,193	19,418	24,160
Selling and general expenses	9,191	10,302	27,943	30,894
Depreciation and amortization	4,578	4,720	14,929	14,252

Operating income	2,979	4,278	7,695	12,293

Interest income	56	124	178	354
Interest expense	(3,932)	(4,822)	(11,771)	(13,454)
Foreign currency exchange gain and other	578	108	3,716	4,573
	(3,298)	(4,590)	(7,877)	(8,527)

Income (loss) before provision for income taxes and noncontrolling interest	(319)	(312)	(182)	3,766

Provision (benefit) for income taxes	(116)	(116)	(66)	1,425

Net income (loss)	(203)	(196)	(116)	2,341

Noncontrolling interest	(576)	(2,298)	(1,722)	(3,444)
Preferred stock dividends	(42)	(45)	(125)	(132)

Net loss attributable to common stockholders	$(821)	$(2,539)	$(1,963)	$(1,235)

Net loss per common share:
Basic	$(0.05)	$(0.12)	$(0.11)	$(0.06)
Diluted	(0.05)	(0.12)	(0.11)	(0.06)

Weighted average shares outstanding:
Basic	17,826,052	22,013,299	17,826,052	22,013,299
Diluted	17,826,052	22,013,299	17,826,052	22,013,299

(a) Includes share-based compensation expense of $199 and $212 during QE3 FY 2010 and QE3 FY 2011 and $615 and $581 during YTD FY 2010 and YTD FY 2011, respectively.

(b) Includes an unrealized gain on interest rate swap and option contracts of $132 and $67 during QE3 FY 2010 and QE3 FY 2011 and $313 and $545 during YTD FY 2010 and YTD FY 2011, respectively.

(c) The Company has certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in the statement of operations as an unrealized gain or loss. Amounts exchanged into U.S. dollars from Australian dollars for repayments of this U.S. dollar-denominated debt will depend upon the currency exchange rate at the time, with differences in the exchange rate from when the borrowing was incurred being recorded in the statement of operations as a realized gain or loss. During Q3 FY 2010 and Q3 FY 2011, net unrealized and realized foreign exchange gains (losses) totaled $674 and $15, and $(16) and 162, respectively; and during YTD FY 2010 and YTD FY 2011, net unrealized and realized foreign exchange gains totaled $2,637 and $423, and $4,498 and 450, respectively

GENERAL FINANCE CORPORATION AND SUBSIDIARIES Consolidated Balance Sheet Information (In thousands) (Unaudited)
	June 30, 2010	March 31, 2011

Trade and other receivables, net	$27,449	$27,363
Inventories	19,063	20,049
Lease fleet, net	188,410	213,946
Total assets	346,880	376,467

Trade payables and accrued liabilities	25,246	28,867
Senior and other debt	186,183	196,083
Total stockholders’ equity	101,734	111,143

About General Finance Corporation

General Finance Corporation (www.generalfinance.com), through its indirect majority-owned subsidiary, Royal Wolf  (www.royalwolf.com.au) and its indirect 100%-owned subsidiary Pac-Van (www.pacvan.com), sells and leases products in the portable services industry to a broad cross section of industrial, commercial, educational and government customers throughout Australia, New Zealand and the United States. These products include storage containers and freight containers in the mobile storage industry; and modular buildings, mobile offices and portable container buildings in the modular space industry.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, but are not limited to, statements relating an initial public offering by Royal Wolf, statements addressing management’s views with respect to future financial and operating results, competitive pressures, market interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian or New Zealand dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian mining industry or the U.S. construction industry or a write-off of all or a part of our goodwill and intangible assets.  These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements.  We believe that the expectations represented by our forward looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable legislation or regulation. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Contact

Charles E. Barrantes
Chief Financial Officer
(626) 584-9722 ext. 1007

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